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                                                                    EXHIBIT 1.2


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                        IRT Property Company ("Issuer")

                               Medium-Term Notes

 Unconditionally Guaranteed by IRT Partners, L.P., IRT Capital Corporation II,
                  IRT Management Company and IRT Alabama, Inc.

                                TERMS AGREEMENT


                                                                 March 27, 2001


IRT Property Company
200 Galleria Parkway, Suite 1400
Atlanta, Georgia  30339

Attention:

Ladies and Gentlemen:

         We offer to purchase, on and subject to the terms and conditions of the Agency Agreement attached hereto ("Agency Agreement"), the following Notes ("Notes") on the following terms:

         Title:                                  7.77% Notes Due 2006

         Currency or Currency Units:             U.S. Dollars

         Stated Maturity:                        April 1, 2006

         Principal Amount:                       $50,000,000

         Public Offering Price:                  100.00%

         Original Issue Discount Security:       Yes [ ]  No [X]

         Purchase Price (to be paid in
            immediately available funds):        99.995%

         Underwriting Discount (%):              0.005%

         Interest Rate:                          7.77%


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
         Interest Rate Step-Up:                  The interest  rate payable on the Notes will be subject to adjustment during the term of the Notes. In the event of a ratings change  (each, a "Ratings
                                                 Change") by Moody's Investor  Service, Inc. ("Moody's")  and/or  Standard &
                                                 Poor's Ratings Services ("S&P)  that causes the Company's senior unsecured debt rating by either agency to be below the investment grade category (below
                                                 Baa3 for Moody's and below BBB- for S&P),  the Initial Interest Rate (as defined below) on the Notes will be adjusted.

                                                 The Notes will bear interest at the applicable initial interest rate of 7.77%
                                                 (the "Initial Interest Rate") from the date of issuance of the Notes until the date on which a Ratings Change occurs (the "Step-Up Date"). Beginning with and including the Step-Up Date, the Notes will bear interest at the adjusted interest rate per annum of 8.27%, which is the Note's Initial Interest Rate plus 50 basis points (the "Adjusted Interest Rate").

                                                 If on any date (the "Step-Down Date") subsequent to a Step-Up Date, a new Ratings
                                                 Change by Moody's and/or S&P causes the ratings of both agencies to be above the non-investment grade category (above Ba1 for Moody's and above BB+ for S&P), the interest payable on the Notes will be decreased by 50 basis points to the Initial
                                                 Interest Rate effective beginning with and including the Step-Down Date.

                                                 There is no limit on the number or times the interest rate payable on the Notes can be adjusted up or down based on Ratings Changes by Moody's and S&P during the term of the Notes. The interest rate payable on the Notes shall not exceed the
                                                 Adjusted Interest Rate at any time based on Ratings Changes.

         Regular Record Dates:                   March 15 and September 15

         Interest Payment Dates:                 April 1 and October 1, commencing October 1, 2001

         Redemption (option of
           the Issuer):                          The Notes are redeemable at any time at the option of the Issuer, in whole or in part, at a redemption price equal to the greater of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date


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
                                                 and (ii) the make-whole amount, if any, described in the Prospectus Supplement with respect to the Notes, or portion thereof.

         Repayment (option of the Holder),
            if any:                              N/A

         Sinking Fund, if applicable:            N/A

         Trade Date:                             March 27, 2001

         Settlement Date (Issue Date):           March 30, 2001

         [X] Book-entry Security
         [ ] Certificated Securities

                    *       *        *        *        *

         Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Agency Agreement, including the conditions set forth in paragraphs (e), (f), (g) and (h) of Section 5 thereof. If for any reason the purchase by the undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii), (iv) or (v) of Section 5(c) of the Agency Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

         Unless the undersigned has received notification from the Issuer within one Business Day (as defined in the Agency Agreement) that the Issuer does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Issuer and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Agency Agreement.


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                                             Very truly yours,


                                             CREDIT SUISSE FIRST BOSTON
                                                     CORPORATION


                                             By  /s/
                                                -------------------------------


                                             WACHOVIA SECURITIES, INC.


                                             By  /s/
                                                -------------------------------


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Accepted and agreed to as
of the date set forth above.

IRT PROPERTY COMPANY


By /s/
  -------------------------------
  Name:
  Title:


IRT PARTNERS, L.P.
  As a Guarantor


By:  IRT Property Company
     its General Partner


By /s/
  -------------------------------
  Name:
  Title:


IRT CAPITAL CORPORATION II
  As a Guarantor


By /s/
  -------------------------------
  Name:
  Title:


IRT MANAGEMENT COMPANY
  As a Guarantor


By /s/
  -------------------------------
  Name:
  Title:


IRT ALABAMA, INC.
  As a Guarantor


By /s/
  -------------------------------
  Name:
  Title: